EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Relations 847-607-2012

Stericycle, Inc. Reports Results

for the Second Quarter 2018

Announces On-going Process to Pursue Strategic Alternatives for Communication and Related Services

LAKE FOREST, Ill., August 2, 2018 - Stericycle, Inc. (Nasdaq: SRCL) today reported results for the second quarter 2018.

SECOND-QUARTER HIGHLIGHTS COMPARED TO PRIOR YEAR:

•

Revenues of $883.3 million, a decrease of 3.7%, driven by the expected decline in the small quantity (“SQ”) medical waste business combined with softness in Communication and Related Services (“CRS”) and divestitures, partially offset by growth in Secure Information Destruction and other core service offerings

•	Gross profit of $353.3 million, a decrease of 7.4%, given the expected impact of pricing of SQ medical waste customers and the softness in CRS

•

Diluted earnings per share (“EPS”) of $0.31, an increase of 117.8%, primarily due to the SQ customer class action settlement recorded in the prior year; adjusted diluted earnings per share (“Adjusted EPS”) of $1.17, an increase of 1.7%, which includes the favorable impact of a lower tax rate under U.S. tax reform

•

Business Transformation initiatives remain on track and resulted in an additional $7.9 million in Adjusted EBITDA benefit in the quarter; Portfolio Rationalization efforts are ongoing, resulting in the divestiture of two non-core assets and a process to pursue strategic alternatives for the non-core Communication and Related Services

SECOND-QUARTER RESULTS

Revenues for the quarter ended June 30, 2018 were $883.3 million, a decrease of 3.7% from $917.7 million in the second quarter of last year. Acquisitions contributed $8.1 million to revenues.  Divestitures reduced revenues by $13.4 million.  Foreign currency had nominal impact in comparison to the prior year quarter.  Organic revenues decreased 3.2%, or decreased 4.0% when adjusted for Manufacturing and Industrial Services.  The decline in organic revenues was driven by the expected decline in the SQ medical waste business combined with softness in CRS.  These were partially offset by growth in Secure Information Destruction.  See Tables 1-A and 1-C.

“Our second quarter results demonstrate the underlying strength of our core businesses and reflect the early benefits of our Business Transformation and its overall value to the Company,” said Charles A. Alutto, President and Chief Executive Officer. “Our core businesses performed well with Regulated Waste and Compliance Services meeting expectations and higher paper prices contributing to the performance of Secure Information Destruction.  We delivered Adjusted EBITDA and Adjusted EPS within guidance by effectively controlling our expenses, offsetting weaker CRS results.  Our team remains focused on the Business Transformation, and we are on track to achieve our goals for the year.”

Gross profit was $353.3 million, a decrease of 7.4% from $381.7 million in the second quarter of last year.  Gross profit as a percentage of revenues was 40.0% compared to 41.6% in the second quarter of last year, given the expected impact of pricing of SQ medical waste customers and softness in CRS.  See Unaudited Condensed Consolidated Statements of Income (Loss).

Diluted EPS increased 117.8% to $0.31 from a loss per share of $1.74 in the second quarter of last year, due primarily to the SQ customer class action settlement recorded in the prior year.  Adjusted EPS increased 1.7% to $1.17 from $1.15 in the second quarter of last year, as a result of the favorable impact of a lower tax rate under U.S. tax reform.  See Unaudited Condensed Consolidated Statements of Income (Loss) and Table 2-A.

Cash flow from operations for the six months ended June 30, 2018, inclusive of Business Transformation charges, was $231.0 million, down 3.3% from $238.9 million in the same period last year. The Company primarily allocated cash from operations as follows: $120.3 million for reduction in debt; $64.0 million for capital expenditures; $29.0 million for acquisitions; $17.1 million in dividends to preferred shareholders and $14.8 million for preferred share repurchases.

BUSINESS TRANSFORMATION

During the second quarter, Stericycle continued to execute its Business Transformation to improve long-term operational and financial performance.  The Company realized an additional $7.9 million in Adjusted EBITDA benefit from second quarter Business Transformation initiatives, the majority of which are expected to recur.  Year-to-date, Stericycle has realized Adjusted EBITDA benefits from Business Transformation initiatives of $23.9 million with an anticipated 2018 benefit of $50.0 million. The Company remains on track to achieve targeted annual Adjusted EBITDA benefit of $60-$65 million.

The Company incurred $21.8 million in Business Transformation operational expenses during the second quarter.  Operational expenses year-to-date totaled $43.9 million against anticipated expenses of $95-$105 million for 2018.  Capital expenditures for the Business Transformation totaled $3.3 million in the quarter and $3.7 million year-to-date.

As part of the Portfolio Rationalization strategy within Business Transformation, Stericycle announced today that it is pursuing strategic alternatives for the non-core Communication and Related Services, demonstrating the Company’s commitment to streamline the portfolio.  The process, which is being conducted with the assistance of financial and legal advisers, is considering a range of strategic alternatives for CRS, including a divestiture, with a focus on pursuing the outcome that will drive the most value for Stericycle shareholders.  There can be no assurances as to the form or timing of any transaction or if any transaction will be consummated.

Executing on its Portfolio Rationalization strategy, Stericycle completed the divestiture of its remaining hazardous waste business in the United Kingdom during the second quarter and signed an agreement to divest its non-core clean room services in the United States, which closed on August 1, 2018.

FINANCIAL GUIDANCE

Stericycle today updated its financial guidance for the full-year 2018, as summarized in the following table:

(In millions, except per share data)
Revenues	$3,450 - $3,540
Regulated Waste and Compliance Services	$1,910 - $1,935
Secure Information Destruction Services	$890 - $915
Communication and Related Services	$330 - $345
Manufacturing and Industrial Services	$320 - $345

Income from Operations	$269 - $279
Adjusted EBITDA (a)	$750 - $775
Interest Expense	$103 - $108
Tax Rate	25.5% - 26.0%
Depreciation	$130 - $135
Intangible Amortization	$125 - $130
Diluted Earnings Per Share	$1.27 - $1.32
Adjusted Diluted Earnings Per Share (b)	$4.35 - $4.55
Shares Outstanding	90.5

Net Cash from Operating Activities	$185 - $225
Capital Expenditures	$155 - $170
Free Cash Flow (b)	$15 - $70

(a) Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain specified items, Depreciation and Intangible Amortization.

(b) See reconciliation on Table 3.

The Company’s guidance is based on currently known items and certain business assumptions including EPS of $0.17 from the repurchase of preferred shares and using foreign exchange rates as of the end of June 2018.  The guidance also includes acquisitions, divestitures and charges for non-recurring litigation matters through the most recent period presented, but does not include amounts related to future acquisitions, divestitures or non-recurring litigation matters as the Company is not able to forecast these items without unreasonable effort.  The guidance presented includes the

$295.0 million payment made on July 6, 2018 related to the previously disclosed settlement of the SQ medical waste customer class action lawsuit. See Table 3.

CONFERENCE CALL INFORMATION

Conference call to be held August 2, 2018, 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time.  Presentation materials will be posted prior to the conference call at http://investors.stericycle.com.  If you are unable to participate on the call, a replay will be available for 30 days by dialing 855-859-2056 or 404-537-3406, access code 6944326.  To hear a live simulcast of the call or access the audio archive, visit the Company’s investor relations page on http://investors.stericycle.com.

SAFE HARBOR STATEMENT

This document may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions).  Our actual results could differ significantly from the results described here.  Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information we collect from customers, our ability to execute on our Business Transformation initiatives and achieve the anticipated benefits and cost savings, our failure to consummate a strategic alternative transaction with respect to Communication and Related Services, potential charges related to a strategic alternative transaction with respect to Communication and Related Services, or the failure of any such transaction to achieve our desired results, our obligations to service our substantial indebtedness and comply with the covenants and restrictions contained in our private placement notes and our credit agreement, political, economic, inflationary, currency and other risks related to our foreign operations, the outcome of pending or future litigation including litigation with respect to the U.S. Foreign Corrupt Practices Act, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, our failure to maintain an effective system of internal control over financial reporting, disruptions in or attacks on our information technology systems, changes in the demand and price for recycled paper, charges related to our portfolio rationalization strategy or the failure of our portfolio optimization strategy to achieve the desired results, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and subsequent Forms 10-Q.  As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends.  To the extent permitted under applicable law, we make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change
Revenues	$883.3	$917.7	(3.7%)	$1,778.3	$1,810.1	(1.8%)
Cost of revenues	530.0	536.0	(1.1%)	1,066.5	1,059.7	0.6%
Gross profit	353.3	381.7	(7.4%)	711.8	750.4	(5.1%)
Selling, general and administrative expenses	290.9	574.0	(49.3%)	595.3	828.2	(28.1%)
Income (loss) from operations	62.4	(192.3)	(132.4%)	116.5	(77.8)	(249.7%)
Interest expense, net	(24.6)	(23.7)	3.8%	(49.6)	(47.0)	5.5%
Other expense, net	(0.6)	(1.7)	(64.7%)	(0.6)	(3.2)	(81.3%)
Income (loss) before income taxes	37.2	(217.7)	(117.1%)	66.3	(128.0)	(151.8%)
Income tax (expense) benefit	(9.6)	73.5	(113.1%)	(16.2)	42.4	(138.2%)
Net income (loss)	27.6	(144.2)	(119.1%)	50.1	(85.6)	(158.5%)
Net loss (income) attributable to noncontrolling interests	0.1	0.2	(50.0%)	0.1	(0.2)	(150.0%)
Net income (loss) attributable to Stericycle, Inc.	27.7	(144.0)	(119.2%)	50.2	(85.8)	(158.5%)
Mandatory convertible preferred stock dividend	(8.3)	(9.2)	(9.8%)	(17.1)	(18.6)	(8.1%)
Gain on repurchase of preferred stock	7.2	4.4	63.6%	14.5	9.0	61.1%
Net income (loss) attributable to Stericycle, Inc. common shareholders	$26.6	$(148.8)	(117.9%)	$47.6	$(95.4)	(149.9%)
Earnings (loss) per common share attributable to Stericycle, Inc. common shareholders:
Basic	$0.31	$(1.74)	(117.8%)	$0.56	$(1.12)	(150.0%)
Diluted	$0.31	$(1.74)	(117.8%)	$0.55	$(1.12)	(149.1%)
Weighted average number of common shares outstanding:
Basic	85.6	85.3		85.6	85.2
Diluted	85.8	85.3		85.8	85.2

Statistics (as a % of Revenues) - U.S. GAAP
Gross profit	40.0%	41.6%		40.0%	41.5%
Selling, general and administrative expenses	32.9%	62.5%		33.5%	45.8%
Income (loss) from operations	7.1%	(21.0%)		6.6%	(4.3%)
Effective tax rate	25.8%	33.8%		24.4%	33.1%

Statistics (as a % of Revenues) - Adjusted (1)
Adjusted gross profit	40.0%	41.6%		40.0%	41.5%
Adjusted selling, general and administrative expenses	22.1%	21.6%		22.2%	21.9%
Adjusted income from operations	17.9%	20.0%		17.8%	19.5%
Adjusted EBITDA	21.6%	23.1%		21.4%	22.8%
Adjusted effective tax rate	25.7%	37.1%		25.1%	36.0%

Adjusted gross profit	$353.3	$381.7	(7.4%)	$711.8	$750.4	(5.1%)
Adjusted selling, general and administrative expenses	$195.1	$198.6	(1.8%)	$395.1	$396.9	(0.5%)
Adjusted income from operations	$158.2	$183.1	(13.6%)	$316.7	$353.5	(10.4%)
Adjusted EBITDA	$190.9	$212.3	(10.1%)	$380.2	$411.8	(7.7%)
Adjusted net income attributable to common shareholders	$106.1	$103.6	2.4%	$216.2	$203.0	6.5%
Adjusted diluted earnings per share	$1.17	$1.15	1.7%	$2.39	$2.25	6.2%
Diluted shares outstanding, under if-converted method	90.5	90.4	0.1%	90.6	90.5	0.1%

Depreciation - cost of revenues	$26.0	$22.7	14.5%	$50.2	$45.6	10.1%
Depreciation - selling, general and administrative expenses	$6.7	$6.5	3.1%	$13.3	$12.7	4.7%
Intangible amortization	$32.9	$29.5	11.5%	$64.8	$58.6	10.6%

(1) Adjusted financial measures are Non-GAAP measures and exclude specific items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$45.0	$42.2
Accounts receivable, net	629.6	624.1
Prepaid expenses	74.8	80.0
Other current assets	46.4	46.3
Assets held for sale	17.5	20.8
Total Current Assets	813.3	813.4
Property, plant and equipment, net	744.4	741.0
Goodwill	3,598.4	3,604.0
Intangible assets, net	1,698.7	1,791.5
Other assets	59.8	38.4
Total Assets	$6,914.6	$6,988.3

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$112.1	$119.5
Bank overdrafts	6.7	7.0
Accounts payable	205.9	195.2
Accrued liabilities	621.2	588.1
Other current liabilities	55.0	54.5
Liabilities held for sale	0.5	5.1
Total Current Liabilities	1,001.4	969.4

Long-term debt, net	2,535.7	2,615.3
Deferred income taxes	357.4	371.1
Long-term taxes payable	56.8	55.8
Other liabilities	61.7	68.1
Total Liabilities	4,013.0	4,079.7

Commitments and contingencies

Equity:
Preferred stock	-	-
Common stock	0.9	0.9
Additional paid-in capital	1,145.1	1,153.2
Retained earnings	2,090.1	2,029.5
Accumulated other comprehensive loss	(345.8)	(287.0)
Total Stericycle, Inc.’s Equity	2,890.3	2,896.6
Noncontrolling interests	11.3	12.0
Total Equity	2,901.6	2,908.6
Total Liabilities and Equity	$6,914.6	$6,988.3

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Six Months Ended June 30,
	2018	2017
OPERATING ACTIVITIES:
Net income (loss)	$50.1	$(85.6)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	63.5	58.3
Intangible amortization	64.8	58.6
Stock-based compensation expense	12.8	11.9
Deferred income taxes	(13.6)	(137.9)
Asset impairment charges and loss on disposal of assets held for sale	18.9	13.2
Other, net	(1.5)	0.5
Changes in operating assets and liabilities, net of the effect of acquisitions and divestitures:
Accounts receivable	(23.5)	5.2
Prepaid expenses	(2.6)	(20.2)
Accounts payable	13.8	(1.7)
Accrued liabilities	39.2	333.8
Other assets and liabilities	9.1	2.8
Net cash provided by operating activities	231.0	238.9

INVESTING ACTIVITIES:
Capital expenditures	(64.0)	(63.1)
Payments for acquisitions, net of cash acquired	(29.0)	(21.1)
Proceeds from divestitures of businesses and sale of other assets	8.2	-
Other, net	1.4	0.4
Net cash used in investing activities	(83.4)	(83.8)

FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(29.8)	(33.3)
Repayments of foreign bank debt, net	(4.7)	(9.1)
Repayments of term loan, net	(23.8)	(50.0)
Repayments of senior credit facility, net	(59.3)	(26.0)
Proceeds from (repayments of) bank overdrafts, net	0.2	(1.8)
Payments of capital lease obligations	(2.7)	(1.8)
Proceeds from issuance of common stock, net of shares withheld for taxes	8.8	4.4
Payments for repurchase of mandatory convertible preferred stock	(14.8)	(22.1)
Dividends paid on mandatory convertible preferred stock	(17.1)	(18.6)
Payments to noncontrolling interest	-	(0.7)
Net cash used in financing activities	(143.2)	(159.0)

Effect of exchange rate changes on cash and cash equivalents	(1.6)	3.9
Net change in cash and cash equivalents	2.8	-
Cash and cash equivalents at beginning of period	42.2	44.2

Cash and cash equivalents at end of period	$45.0	$44.2

SUPPLEMENTAL CASH FLOW INFORMATION:
Net issuances of obligations for acquisitions	$21.7	$15.2
Capital expenditures in accounts payable	$5.5	$4.0
Interest paid during the period, net of capitalized interest	$42.5	$42.4
Income taxes paid during the period, net of refunds	$18.4	$97.2

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Table 1 – A: RECONCILIATION OF REVENUES TO ADJUSTED REVENUES –

THREE MONTHS ENDED JUNE 30, 2018

	Three Months Ended June 30,
	In millions			Percentage Change (%)
	2018	2017	Change	Organic	Acquisitions, Net of Divestitures	Foreign Exchange(a)	Change
Revenues by Service
Regulated Waste and Compliance Services	$483.8	$512.2	$(28.4)	(4.0%)	(1.4%)	(0.1%)	(5.5%)
Secure Information Destruction Services	230.0	212.4	17.6	4.8%	2.2%	1.3%	8.3%
Communication and Related Services	81.3	102.9	(21.6)	(21.7%)	0.0%	0.7%	(21.0%)
Manufacturing and Industrial Services	88.2	90.2	(2.0)	3.8%	(3.3%)	(2.6%)	(2.2%)
Total Revenues, as Reported	883.3	917.7	(34.4)	(3.2%)	(0.6%)	0.0%	(3.7%)
Less: Manufacturing and Industrial Services (b)	(88.2)	(90.2)
Total Revenues, as Adjusted	$795.1	$827.5	$(32.4)	(4.0%)	(0.3%)	0.3%	(3.9%)

Revenues by Geography
Domestic and Canada	$711.7	$737.7	$(26.0)	(4.7%)	1.0%	0.2%	(3.5%)
International	171.6	180.0	(8.4)	2.9%	(6.9%)	(0.7%)	(4.7%)
Total Revenues	$883.3	$917.7	$(34.4)	(3.2%)	(0.6%)	0.0%	(3.7%)

Table 1 – B: RECONCILIATION OF REVENUES TO ADJUSTED REVENUES –

SIX MONTHS ENDED JUNE 30, 2018

	Six Months Ended June 30,
	In millions			Percentage Change (%)
	2018	2017	Change	Organic	Acquisitions, Net of Divestitures	Foreign Exchange(a)	Change
Revenues by Service
Regulated Waste and Compliance Services	$981.2	$1,023.4	$(42.2)	(3.3%)	(1.5%)	0.7%	(4.1%)
Secure Information Destruction Services	449.9	416.5	33.4	4.3%	2.0%	1.7%	8.0%
Communication and Related Services	173.2	196.4	(23.2)	(12.3%)	0.2%	0.3%	(11.8%)
Manufacturing and Industrial Services	174.0	173.8	0.2	3.0%	(1.3%)	(1.6%)	0.1%
Total Revenues, as Reported	1,778.3	1,810.1	(31.8)	(1.9%)	(0.5%)	0.7%	(1.8%)
Less: Manufacturing and Industrial Services(b)	(174.0)	(173.8)
Total Revenues, as Adjusted	$1,604.3	$1,636.3	$(32.0)	(2.4%)	(0.4%)	0.9%	(2.0%)

Revenues by Geography
Domestic and Canada	$1,426.4	$1,448.5	$(22.1)	(2.6%)	0.9%	0.2%	(1.5%)
International	351.9	361.6	(9.7)	0.8%	(5.9%)	2.4%	(2.7%)
Total Revenues	$1,778.3	$1,810.1	$(31.8)	(1.9%)	(0.5%)	0.7%	(1.8%)

Table 1 – C: DISAGGREGATED REVENUES CHANGE

(In millions)
	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Organic	$(29.5)	$(34.7)
Acquisitions	8.1	15.2
Divestitures	(13.4)	(24.2)
Foreign exchange	0.4	11.9
Total Change	$(34.4)	$(31.8)

(a) The comparisons at constant currency rates (foreign exchange) reflect comparative local currency balances at prior period’s foreign exchange rates.  Stericycle calculated these percentages by taking current period reported Revenues less the respective prior period reported Revenues, divided by the prior period reported Revenues, all at the respective prior period’s foreign exchange rates. This measure provides information on the change in Revenues assuming that foreign currency exchange rates have not changed between the prior and the current period.  Management believes the use of this measure aids in the understanding of changes in Revenues without the impact of foreign currency.

(b) Manufacturing and Industrial Services (“M&I”) is a customer subset prevalent in our Environmental Solutions business as well as some international markets.  M&I has historically experienced greater volatility in Revenues from period-to-period due to more pervasive market movements in customer industrial sectors such as oil and energy and the nature and timing of customer project work.  As a result, management believes it is meaningful to present Revenues with and without M&I Revenues as this aids in the understanding of changes in Revenues without the impact of a more volatile aspect of the business.

We believe these measures provide greater transparency into Stericycle’s Revenues and related results of operations.  Management uses these measures internally to monitor business unit performance and in evaluating management performance.  These measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from or a replacement for, financial measures prepared in accordance with U.S. GAAP.

Table 2-A: THREE MONTHS ENDED JUNE 30, 2018 AND 2017

(In millions, except per share data)
	Three Months Ended June 30, 2018
	Selling, General and Administrative Expenses	Income from Operations (b)	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$290.9	$62.4	$26.6	$0.31
Adjustments:
Business Transformation (1)	(21.8)	21.8	16.0	0.19
Intangible Amortization (2)	(32.9)	32.9	24.6	0.29
Acquisition and Integration (3)	(1.8)	1.8	1.6	0.02
Operational Optimization (4)	(7.0)	7.0	5.0	0.06
Divestitures (5)	(13.0)	13.0	9.6	0.11
Litigation, Settlements and Regulatory Compliance (6)	(16.4)	16.4	12.2	0.14
Capital Allocation (7)	-	-	8.3	0.03
Other (8)	(2.9)	2.9	2.2	0.02
Adjusted Financial Measures (a)	$195.1	$158.2	$106.1	$1.17

(In millions, except per share data)
	Three Months Ended June 30, 2017
	Selling, General and Administrative Expenses	(Loss) Income from Operations (b)	Net (Loss) Income Attributable to Common Shareholders (c)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$574.0	$(192.3)	$(148.8)	$(1.74)
Adjustments:
Business Transformation (1)	-	-	-	-
Intangible Amortization (2)	(29.5)	29.5	19.2	0.23
Acquisition and Integration (3)	(11.2)	11.2	7.2	0.08
Operational Optimization (4)	(25.5)	25.5	16.9	0.20
Divestitures (5)	(3.6)	3.6	2.9	0.03
Litigation, Settlements and Regulatory Compliance (6)	(301.7)	301.7	194.6	2.28
Capital Allocation (7)	-	-	9.2	0.04
Other (8)	(3.9)	3.9	2.4	0.03
Adjusted Financial Measures (a)	$198.6	$183.1	$103.6	$1.15

U.S. GAAP results for the three months ended June 30, 2018 and 2017 include:

(1) Business Transformation

2018: Selling, general and administrative expenses (“SG&A”) include $15.6 million of consulting and professional services, $3.0 million of Transformation Management office charges for internal resources and project related incentive compensation, $1.6 million related to employee severance, and $1.6 million of other related expenses.

2017: No Business Transformation initiatives during the second quarter of 2017.

(2) Intangible Amortization

2018 and 2017: SG&A includes $32.9 million and $29.5 million, respectively, of intangible amortization expense from acquisitions.

(3) Acquisition and Integration

2018: SG&A includes $2.4 million of acquisition expenses, offset by net other integration expenses of $0.5 million, and a $0.1 million favorable change in fair value of contingent consideration.  During the second quarter of 2018, we completed 6 acquisitions.

2017: SG&A includes $1.9 million of acquisition expenses and $9.3 million of integration expenses mostly related to acquisitions completed in the U.S.  During the second quarter of 2017, we made 6 acquisitions.

(4) Operational Optimization

2018: SG&A includes $3.0 million of charges in the U.S., of which $1.1 million represents costs related to the closure/consolidation of call centers in Domestic Communication and Related Services, $1.0 million relates to a non-cash impairment charges for long-lived assets, and $0.9 million relates to charges to improve operational efficiency such as optimizing overall logistics and sales functions primarily for Secure Information Destruction locations; $4.0 million of international charges, of which $1.8 million represents non-cash impairment charges for long-lived assets and rationalization of tradename and $2.2 million relates to closure costs.

2017: SG&A includes $13.0 million of charges in the U.S., of which $10.4 million related to charges to improve operational efficiency such as optimizing overall logistics and sales functions primarily for Secure Information Destruction locations, $1.7 million represents a non-cash impairment charge related to an operating permit, $0.6 million represents lease exit costs related to the closure/consolidation of call centers in Domestic Communication and Related Services, and $0.3 million related to employee terminations; $0.1 million of charges to exit certain of our patient transport services contracts and plant conversion expense in the U.K.; and $12.4 million in Latin America, of which $7.4 million represents non-cash impairments charges for long-lived assets, operating permits and customer relationships, $2.7 million represents closure and exit costs related to rationalization of our operations and environmental matters, $2.0 million related to employee termination, and $0.3 million related to consulting fees.

(5) Divestitures

2018: SG&A includes $6.9 million of non-cash asset impairment charges arising from changes in the fair value of assets held for sale in the U.S., $5.8 million of professional fees associated with our Portfolio Rationalization efforts in the U.S., and $0.3 million of non-cash asset impairment charges arising from changes in the fair value of assets sold in the U.K.

2017: SG&A includes $3.6 million of non-cash asset impairment charges arising from changes in the fair value of assets held for sale in the U.K.

(6) Litigation, Settlements, and Regulatory Compliance

2018: SG&A includes $14.4 million in regulatory compliance, consulting and professional services, primarily related to certain non-recurring litigation matters and $2.0 million in litigation accruals.

2017: SG&A includes $295.0 million for the small quantity medical customer class action settlement and $6.7 million was for regulatory compliance, consulting and professional services, primarily related to certain non-recurring litigation matters.

(7) Capital Allocation

2018 and 2017 includes dividends on our Series A mandatory convertible preferred stock of $8.3 million and $9.2 million, respectively.

For the purpose of calculating the ultimate EPS impact of our mandatory convertible preferred stock, we show the impact by excluding the mandatory convertible preferred stock dividend and using the “if-converted” method of share dilution.  This provides insight to how our diluted share count will be affected after these preferred shares are converted to common shares in September 2018.

The impact of excluding the preferred stock dividend from Adjusted Diluted EPS is $0.10 and $0.11 for the second quarter 2018 and 2017, respectively.  The increase in diluted shares outstanding under the “if-converted” method is 4.8 million and 5.2 million for the second quarter 2018 and 2017, respectively.

The impact of all adjusted items under the “if-converted” method to our Adjusted Diluted EPS has a dilutive effect of $0.07 and $0.07 for the second quarter 2018 and 2017, respectively.

(8) Other

2018 and 2017: SG&A includes $2.9 million and $3.9 million, respectively, of consulting and professional services related to the implementation of new accounting standards as well as internal control remediation activities.

(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain specified items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to, or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) Income (Loss) from Operations and Adjusted Income from Operations provide the basis for other financial measures.

(c) Under the Net Income (Loss) Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $24.6 million and $132.2 million for the three months ended June 30, 2018 and 2017, respectively, based on applying either the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis.

The following table presents the calculation of Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA):

(In millions)
	Three Months Ended June 30,
	2018	2017
Adjusted income from operations	$158.2	$183.1
Depreciation	32.7	29.2
Adjusted EBITDA	$190.9	$212.3

Table 2-B: SIX MONTHS ENDED JUNE 30, 2018 AND 2017

(In millions, except per share data)
	Six Months Ended June 30, 2018
	Selling, General and Administrative Expenses	Income from Operations (b)	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$595.3	$116.5	$47.6	$0.55
Adjustments:
Business Transformation (1)	(43.9)	43.9	32.4	0.38
Intangible Amortization (2)	(64.8)	64.8	48.3	0.56
Acquisition and Integration (3)	(5.9)	5.9	4.8	0.06
Operational Optimization (4)	(15.9)	15.9	11.6	0.14
Divestitures (5)	(17.1)	17.1	13.3	0.16
Litigation, Settlements and Regulatory Compliance (6)	(43.9)	43.9	32.5	0.38
Capital Allocation (7)	-	-	19.1	0.09
Other (8)	(8.7)	8.7	6.6	0.07
Adjusted Financial Measures (a)	$395.1	$316.7	$216.2	$2.39

(In millions, except per share data)
	Six Months Ended June 30, 2017
	Selling, General and Administrative Expenses	(Loss) Income from Operations (b)	Net (Loss) Income Attributable to Common Shareholders (c)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$828.2	$(77.8)	$(95.4)	$(1.12)
Adjustments:
Business Transformation (1)	-	-	-	-
Intangible Amortization (2)	(58.6)	58.6	38.2	0.45
Acquisition and Integration (3)	(22.7)	22.7	14.9	0.18
Operational Optimization (4)	(36.4)	36.4	24.2	0.28
Divestitures (5)	(3.6)	3.6	2.9	0.03
Litigation, Settlements and Regulatory Compliance (6)	(303.6)	303.6	195.7	2.30
Capital Allocation (7)	-	-	18.6	0.08
Other (8)	(6.4)	6.4	3.9	0.05
Adjusted Financial Measures (a)	$396.9	$353.5	$203.0	$2.25

U.S. GAAP results for the six months ended June 30, 2018 and 2017 include:

(1) Business Transformation

2018: Selling, general and administrative expenses (“SG&A”) include $33.8 million of consulting and professional services, $5.5 million of Transformation Management office charges for internal resources and project related incentive compensation, $2.1 million of employee severance, and $2.5 million of other related expenses.

2017: No Business Transformation initiatives during the six months ended 2017.

(2) Intangible Amortization

2018 and 2017: SG&A includes $64.8 million and $58.6 million, respectively, of intangible amortization expense from acquisitions.

(3) Acquisition and Integration

2018: SG&A includes $4.1 million of acquisition expenses, $1.4 million of integration expenses, and a $0.4 million unfavorable change in fair value of contingent consideration.  During the six months ended 2018, we completed 15 acquisitions.

2017: SG&A includes $4.3 million of acquisition expenses, $18.0 million of integration expenses mostly related to acquisitions completed in the U.S., and a $0.4 million unfavorable change in fair value of contingent consideration.  During the six months ended 2017, we made 19 acquisitions.

(4) Operational Optimization

2018: SG&A includes $6.0 million of charges in the U.S., of which $2.7 million represents costs related to the closure/consolidation of call centers in Domestic Communication and Related Services, $2.3 million relates to charges to improve operational efficiency such as optimizing overall logistics and sales functions primarily for Secure Information Destruction locations, and $1.0 million relates to non-cash impairment charges for long-lived assets; $9.9 million of international charges, of which $6.5 million represents non-cash impairment charges for long-lived assets, customer relationships, operating permits, and rationalization of tradename, $3.2 million relates to closure costs, and $0.2 million relates to employee terminations.

2017: SG&A includes $21.7 million of charges in the U.S., of which $17.5 million relates to charges to improve operational efficiency such as optimizing overall logistics and sales functions primarily for Secure Information Destruction locations, $2.1 million represents a non-cash impairment charge related to an operating permit, $1.3 million represents lease exit costs related to the closure/consolidation of call centers in Domestic Communication and Related Services, and $0.8 million relates to employee terminations; $1.7 million of charges to exit certain of our patient transport services contracts and plant conversion expense in the U.K.; and $13.0 million of operational optimization costs in Latin America, of which $7.4 million represents non-cash impairments charges for long-lived assets, customer relationships and operating permits, $2.7 million represents closure and exit costs related to rationalization of our operations and environmental matters, $2.5 million related to employee terminations, and $0.4 million related to consulting fees.

(5) Divestitures

2018: $6.9 million of non-cash asset impairment charges arising from changes in the fair value of assets held for sale in the U.S., $5.8 million of professional fees associated with our Portfolio Rationalization efforts in the U.S., and $4.4 million of non-cash asset impairment charges arising from changes in the fair value of assets sold in the U.K.

2017: SG&A includes $3.6 million of non-cash asset impairment charges arising from changes in the fair value of assets held for sale in the U.K.

(6) Litigation, Settlements, and Regulatory Compliance

2018: SG&A includes $41.9 million in regulatory compliance, consulting and professional services, primarily related to certain non-recurring litigation matters and $2.0 million in litigation accruals.

2017: SG&A includes $295.0 million for the small quantity medical waste customer class action settlement and $8.6 million was for regulatory compliance, consulting and professional services, primarily related to certain non-recurring litigation matters.

(7) Capital Allocation

2018: Interest expense, net includes $2.7 million of pre-tax debt modification charges related to amending our credit agreements in connection with certain non-recurring matters.

2018 and 2017 includes dividends on our Series A mandatory convertible preferred stock of $17.1 million and $18.6 million, respectively.

For the purpose of calculating the ultimate EPS impact of our mandatory convertible preferred stock, we show the impact by excluding the mandatory convertible preferred stock dividend and using the “if-converted” method of share dilution.  This provides insight to how our diluted share count will be affected after these preferred shares are converted to common shares in September 2018.

The impact of excluding the preferred stock dividend from Adjusted Diluted EPS is $0.20 and $0.22 for the six months ended 2018 and 2017, respectively.  The increase in diluted shares outstanding under the “if-converted” method is 4.8 million and 5.2 million for the six months ended 2018 and 2017, respectively.

The impact of all adjusted items under the “if-converted” method to our Adjusted Diluted EPS has a dilutive effect of $0.13 and $0.14 for the six months ended 2018 and 2017, respectively.

(8) Other

2018 and 2017: SG&A includes $8.7 million and $6.4 million, respectively, of consulting and professional services related to the implementation of new accounting standards as well as internal control remediation activities.

(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain specified items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to, or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) Income (Loss) from Operations and Adjusted Income from Operations provide the basis for other financial measures.

(c) Under the Net Income (Loss) Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $51.4 million and $151.5 million for the six months ended June 30, 2018 and 2017, respectively, based on applying either the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis.

The following table presents the calculation of Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA):

(In millions)
	Six Months Ended June 30,
	2018	2017
Adjusted income from operations	$316.7	$353.5
Depreciation	63.5	58.3
Adjusted EBITDA	$380.2	$411.8

Table 3: RECONCILIATION OF 2018 U.S. GAAP TO ADJUSTED FINANCIAL GUIDANCE

(In millions, except per share data)
2018 FINANCIAL GUIDANCE
	Income from Operations	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$269 - $279	$1.27 - $1.32
Adjustments:
Business Transformation	$95 - $105	$0.82 - $0.90
Intangible Amortization	$125 - $130	$1.08 - $1.12
Acquisition and Integration	$15 - $20	$0.13 - $0.18
Operational Optimization	$20 - $25	$0.17 - $0.21
Divestitures	$17	$0.15
Litigation, Settlements and Regulatory Compliance	$44	$0.38
Capital Allocation	$0	$0.09
Other	$25 - $30	$0.21 - $0.25
Adjusted Financial Measures (a)	$620 - $640	$4.35 - $4.55

Adjusted income from operations	$620 - $640
Depreciation	$130 - $135
Adjusted EBITDA (b)	$750 - $775

The Company’s guidance is based on currently known items and certain business assumptions including EPS of $0.17 from the repurchase of preferred shares and using foreign exchange rates as of the end of June 2018.  The guidance also includes acquisitions, divestitures and charges for non-recurring litigation matters through the most recent period presented, but does not include amounts related to future acquisitions, divestitures or non-recurring litigation matters as the Company is not able to forecast these items without unreasonable effort.  The guidance presented includes the $295.0 million payment made on July 6, 2018 related to the previously disclosed settlement of the small quantity medical waste customer class action lawsuit.

(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain specified items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to, or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain specified items, Depreciation and Intangible Amortization.

The following table presents the calculation of the range presented for Free Cash Flow:

In millions	2018 FINANCIAL GUIDANCE Free Cash Flow
Net Cash from Operating Activities - low end of range	$185
Capital Expenditures - high end of range	170
Free Cash Flow - low end of range	$15

Net Cash from Operating Activities - high end of range	$225
Capital Expenditures - low end of range	155
Free Cash Flow - high end of range	$70